Exhibit 99.1

Cognex Reports Less-Than-Fabulous Results for the Second Quarter of 2020

NATICK, Mass.--(BUSINESS WIRE)--July 29, 2020--Cognex Corporation (NASDAQ:CGNX) today reported financial results for the second quarter of 2020. Table 1 below shows selected financial data for Q2-20 compared with Q2-19 and Q1-20, and for the six months ended June 28, 2020 compared with the same period in 2019. Notably, Cognex recorded significant restructuring and other charges, totaling over $42 million, in Q2-20 that reduced earnings for the quarter by $0.20 per diluted share.

Table 1 (Dollars in thousands, except per share amounts)
	Revenue	Net Income/(Loss)	Net Income/(Loss) per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q2-20	$169,097	$(1,142)	$(0.01)	$0.18
Prior year’s quarter: Q2-19	$199,047	$48,749	$0.28	$0.28
Change: Q2-19 to Q2-20	(15)%	(102)%	(104)%	(36)%
Prior quarter: Q1-20	$167,235	$20,477	$0.12	$0.11
Change: Q1-20 to Q2-20	1%	(106)%	(108)%	64%
Year-to-Date Comparisons
Six months ended June 28, 2020	$336,332	$19,335	$0.11	$0.29
Six months ended June 30, 2019	$372,531	$81,853	$0.47	$0.45
Change from first six months of 2019 to first six months of 2020	(10)%	(76)%	(77)%	(36)%

*Non-GAAP net income per diluted share excludes restructuring and other charges that occurred only in Q2-20 and tax adjustments for all periods presented. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

“As we expected, the second quarter was very difficult for Cognex as it was for many companies around the world,” said Dr. Robert J. Shillman, Founder and Chairman of Cognex. “Because of the poor business conditions due to government-imposed shutdowns attributed to COVID-19, we found it necessary to implement significant changes to our company that, we believe, will put us in a stronger position going forward.”

“Few companies, including Cognex, are happy with their operating results this quarter,” said Robert J. Willett, Chief Executive Officer of Cognex. “However, we accomplished a lot by moving quickly to support customers and win business remotely, continue our product development schedules, and reconfigure our company for future growth. Machine vision remains a great business with substantial long-term growth potential, and we intend to continue leading the way as companies around the world resume their manufacturing efforts.”

“Order activity was strong during Q2 in both the consumer electronics and e-commerce markets, and we believe that bodes well for revenue in Q3. As a result, we expect to report growth next quarter on both a year-on-year and sequential basis despite tepid demand in the broader factory automation market,” concluded Mr. Willett.

Pre-tax Restructuring and Other Charges in Q2 2020

On May 26, 2020, the Board of Directors approved actions intended to reduce expenses and increase operating efficiencies. This included an 8% reduction in Cognex’s worldwide headcount, closure of leased office space, and reduced compensation for Chairman Dr. Shillman, CEO Mr. Willett, and the company’s other board members through the end of 2020. As a result of the restructuring, Cognex recorded a pre-tax charge of $14.8 million in Q2-20. Cognex also recorded pre-tax charges of $19.6 million for the impairment of intangible assets and $7.7 million for the write-down of excess and obsolete inventory in Q2-20 due to difficult business conditions the company is currently experiencing in many of its markets.

Details of the Quarter

Statement of Operations Highlights – Second Quarter of 2020

  Revenue decreased by 15% from Q2-19 and increased 1% from Q1-20. As expected, Cognex’s revenue in Q2-20 was adversely impacted by deteriorating global economic conditions resulting from the COVID-19 pandemic. The decline in revenue year-on-year was due to substantially lower sales to customers in the automotive industry, which was the company’s largest market in both Q2-19 and Q1-20. Growth in logistics partially offset that weakness year-on-year and more than offset it on a sequential basis. The timing of revenue from consumer electronics contributed to the year-on-year decline.
  Gross margin was 70% for Q2-20 compared with 74% for Q2-19 and 75% for Q1-20. The decrease in gross margin, both year-on-year and sequentially, was due to the pre-tax charge of $7.7 million for excess and obsolete inventory in Q2-20 noted above. Excluding that write-off, gross margin was 75% in Q2-20.
  Research, Development & Engineering (RD&E) expenses increased by 8% from Q2-19 and decreased 15% from Q1-20. The year-on-year increase in RD&E spending reflects incremental costs associated with Sualab Co., Ltd. (Sualab), which Cognex acquired in Q4-19. The decrease in RD&E on a sequential basis was due to lower stock-based compensation expense.
  Selling, General & Administrative (SG&A) expenses decreased by 12% from Q2-19 and 13% from Q1-20. The decline in SG&A spending year-on-year was due to lower travel and entertainment costs. The decrease in SG&A on a sequential basis was due to both lower stock-based compensation expense and reduced travel and entertainment costs.
  As noted above, Cognex recorded a pre-tax restructuring charge of $14.8 million and a pre-tax charge of $19.6 million for the impairment of acquired intangible assets in Q2-20.
  The effective tax rate in Q2-20 was a benefit of 51% compared with an expense of 14% in Q2-19 and an expense of 11% in Q1-20. Excluding the discrete tax adjustments summarized in Exhibit 2, the tax rate was a benefit of 19% compared with an expense of 17% and an expense of 17%, respectively. The tax rate excluding discrete tax adjustments increased to 19% in Q2-20 due to more of the company’s profits being earned and taxed in higher-tax jurisdictions.

Balance Sheet Highlights – June 28, 2020

  Cognex’s financial position as of June 28, 2020 continued to be strong, with $896 million in cash and investments and no debt. In the first six months of 2020, Cognex generated $79 million in cash from operations and $48 million from the exercise of stock options. The company spent $51 million to repurchase its common stock and paid $19 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock pursuant to its existing stock repurchase program, subject to market conditions and other relevant factors.
  Inventories decreased by approximately $7 million, or 12%, from the end of 2019 as a result of a higher provision for excess and obsolete inventory noted above.

Financial Outlook – Q3 2020

  Given the degree of global uncertainty, Cognex widened its expected revenue range for Q3-20. The company is also assuming that business conditions continue in line with the current situation.
  Cognex expects revenue for Q3-20 will be between $200 million and $220 million. This range represents growth both year-on-year and sequentially due to higher expected revenue from customers in the consumer electronics and logistics markets. However, Cognex is experiencing weak business conditions in its core factory automation market and expects that to continue for some time.
  Gross margin for Q3-20 is expected to be in the mid-70% range.
  The combined total of expenses for RD&E and SG&A, which excludes the restructuring and intangible impairment charges, is expected to be relatively flat with both Q2-20 and Q3-19.
  The effective tax rate is expected to be 19%, excluding discrete tax items.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. Non-GAAP presentations exclude the following: (1) stock-based compensation expense for calculating non-GAAP adjusted operating income and net income from continuing operations (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate because of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as restructuring charges, intangible asset impairment charges, excess and obsolete inventory charges, and tax adjustments (because these costs are outside of Cognex’s normal business operations and not used by management to assess Cognex’s operating results). Cognex also uses results on a constant-currency basis as one measure to evaluate performance. Constant-currency information compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  The tax effect of items identified in the reconciliation is estimated by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, the tax effect is estimated by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.
  Analyst Conference Call and Simultaneous Webcast
  Cognex will host a conference call today at 5:00 p.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. EDT today and will be available until 11:59 p.m. EDT on Saturday, August 1, 2020. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13705375.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: https://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2.3 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, the expected impact of the COVID-19 pandemic on Cognex’s business and results of operations, customer order rates and timing of related revenue, future product mix, restructuring and other cost savings initiatives, research and development activities, investments, liquidity, strategic plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include (1) the impact, duration and severity of the COVID-19 pandemic; (2) current and future conditions in the global economy, including the impact of the COVID-19 pandemic and the imposition of tariffs or export controls; (3) the loss of, or curtailment of purchases by, a large customer; (4) the reliance on revenue from the consumer electronics or automotive industries; (5) the inability to penetrate the logistics industry and other new markets; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) information security breaches or business system disruptions; (9) the inability to attract and retain skilled employees; (10) the failure to effectively manage our growth; (11) the reliance upon key suppliers to manufacture and deliver critical components for our products; (12) the failure to effectively manage product transitions or accurately forecast customer demand; (13) the inability to design and manufacture high-quality products; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services; (16) the inability to protect our proprietary technology and intellectual property; (17) our involvement in time-consuming and costly litigation; (18) the impact of competitive pressures; (19) the challenges in integrating and achieving expected results from acquired businesses, including the recent acquisition of Sualab; (20) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (21) exposure to additional tax liabilities; and (22) potential disruptions to our business due to restructuring activities and the failure of such activities to generate the anticipated cost savings; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the fiscal quarter ended June 28, 2020. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1 COGNEX CORPORATION Statements of Operations (Unaudited) Dollars in thousands, except per share amounts

	Three-months Ended			Six-months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Revenue	$169,097	$167,235	$199,047	$336,332	$372,531
Cost of revenue (1)	50,320	41,200	50,967	91,520	97,251
Gross margin	118,777	126,035	148,080	244,812	275,280
Percentage of revenue	70%	75%	74%	73%	74%
Research, development, and engineering expenses (1)	30,397	35,946	28,079	66,343	58,321
Percentage of revenue	18%	21%	14%	20%	16%
Selling, general, and administrative expenses (1)	60,153	69,138	68,245	129,291	135,056
Percentage of revenue	36%	41%	34%	38%	36%
Restructuring charges	14,798	—	—	14,798	—
Intangible asset impairment charges	19,571	—	—	19,571	—
Operating income (loss)	(6,142)	20,951	51,756	14,809	81,903
Percentage of revenue	(4)%	13%	26%	4%	22%
Foreign currency gain (loss)	336	(3,003)	140	(2,667)	(108)
Investment and other income	3,494	5,046	5,079	8,540	10,911
Income (loss) before income tax expense (benefit)	(2,312)	22,994	56,975	20,682	92,706
Income tax expense (benefit)	(1,170)	2,517	8,226	1,347	10,853
Net income (loss)	$(1,142)	$20,477	$48,749	$19,335	$81,853
Percentage of revenue	(1)%	12%	24%	6%	22%

Net income (loss) per weighted-average common and common-equivalent share:
Basic	$(0.01)	$0.12	$0.28	$0.11	$0.48
Diluted	$(0.01)	$0.12	$0.28	$0.11	$0.47

Weighted-average common and common-equivalent shares outstanding:
Basic	172,283	172,408	171,318	172,345	171,209
Diluted	172,283	175,602	175,448	175,499	175,528

Cash dividends per common share	$0.055	$0.055	$0.050	$0.110	$0.100
Cash and investments per common share	$5.18	$4.92	$5.05	$5.18	$5.05
Book value per common share	$7.95	$7.73	$6.98	$7.95	$6.98

(1) Amounts include stock-based compensation expense, as follows:
Cost of revenue	$363	$354	$329	$717	$780
Research, development, and engineering	2,401	5,366	3,550	7,767	8,017
Selling, general, and administrative	5,254	9,070	7,088	14,324	14,451
Total stock-based compensation expense	$8,018	$14,790	$10,967	$22,808	$23,248

Exhibit 2 COGNEX CORPORATION Reconciliation of Selected Items from GAAP to Non-GAAP (Unaudited) Dollars in thousands, except per share amounts

	Three-months Ended			Six-months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Adjustment for stock expense and tax benefit for stock exercises
Operating income (loss) (GAAP)	$(6,142)	$20,951	$51,756	$14,809	$81,903
Stock-based compensation expense	8,018	14,790	10,967	22,808	23,248
Operating income (Non-GAAP)	$1,876	$35,741	$62,723	$37,617	$105,151
Percentage of revenue (Non-GAAP)	1%	21%	32%	11%	28%

Net income (loss) (GAAP)	$(1,142)	$20,477	$48,749	$19,335	$81,853
Stock-based compensation expense	8,018	14,790	10,967	22,808	23,248
Tax effect on stock-based compensation expense	(1,277)	(2,564)	(1,813)	(3,841)	(4,035)
Discrete tax benefit related to stock-based compensation	(4,413)	(1,680)	(1,248)	(6,093)	(3,978)
Net income (Non-GAAP)	$1,186	$31,023	$56,655	$32,209	$97,088
Percentage of revenue (Non-GAAP)	1%	19%	28%	10%	26%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$(0.01)	$0.12	$0.28	$0.11	$0.47
Per share impact of non-GAAP adjustments identified above	0.02	0.06	0.04	0.07	0.08
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.01	$0.18	$0.32	$0.18	$0.55

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	175,403	175,602	175,448	175,499	175,528

Exclusion of tax adjustments
Income (loss) before income tax expense (benefit) (GAAP)	$(2,312)	$22,994	$56,975	$20,682	$92,706

Income tax expense (benefit) (GAAP)	$(1,170)	$2,517	$8,226	$1,347	$10,853
Effective tax rate (GAAP)	(51)%	11%	14%	7%	12%

Tax adjustments:
Discrete tax benefit related to stock-based compensation	4,413	1,680	1,248	6,093	3,978
Discrete tax benefit (expense) related to tax return filings and other	(3,267)	(242)	—	(3,509)	3
Tax rate adjustment	(415)	—	—	—	—
Income tax expense (benefit) (Non-GAAP)	$(439)	$3,955	$9,474	$3,931	$14,834
Effective tax rate (Non-GAAP)	(19)%	17%	17%	19%	16%

Net income (loss) (Non-GAAP)	$(1,873)	$19,039	$47,501	$16,751	$77,872
Percentage of revenue (Non-GAAP)	(1)%	11%	24%	5%	21%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$(0.01)	$0.12	$0.28	$0.11	$0.47
Per share impact of non-GAAP adjustments identified above	—	(0.01)	(0.01)	(0.01)	(0.03)
Net income (loss) per diluted weighted-average common and common-equivalent share (Non-GAAP)	$(0.01)	$0.11	$0.27	$0.10	$0.44

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	172,283	175,602	175,448	175,499	175,528

Exhibit 2

	Three-months Ended			Six-months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Exclusion of restructuring and other charges
Gross margin (GAAP)	$118,777	$126,035	$148,080	$244,812	$275,280
Excess and obsolete inventory charges	7,718	1,065	933	8,783	1,713
Gross margin (Non-GAAP)	$126,495	$127,100	$149,013	$253,595	$276,993
Percentage of revenue (Non-GAAP)	75%	76%	75%	75%	74%

Operating income (loss) (GAAP)	$(6,142)	$20,951	$51,756	$14,809	$81,903
Excess and obsolete inventory charges	7,718	1,065	933	8,783	1,713
Restructuring charges	14,798	—	—	14,798	—
Intangible asset impairment charges	19,571	—	—	19,571	—
Operating income (Non-GAAP)	$35,945	$22,016	$52,689	$57,961	$83,616
Percentage of revenue (Non-GAAP)	21%	13%	26%	17%	22%

Net income (loss) (GAAP)	$(1,142)	$20,477	$48,749	$19,335	$81,853
Excess and obsolete inventory charges	7,718	1,065	933	8,783	1,713
Restructuring charges	14,798	—	—	14,798	—
Intangible asset impairment charges	19,571	—	—	19,571	—
Tax effect on restructuring and other charges	(7,997)	(181)	(159)	(8,199)	(274)
Net income (Non-GAAP)	$32,948	$21,361	$49,523	$54,288	$83,292
Percentage of revenue (Non-GAAP)	19%	13%	25%	16%	22%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$(0.01)	$0.12	$0.28	$0.11	$0.47
Per share impact of non-GAAP adjustments identified above	0.20	—	—	0.20	—
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.19	$0.12	$0.28	$0.31	$0.47

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	175,403	175,602	175,448	175,499	175,528

	Three-months Ended			Six-months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Exclusion of restructuring and other charges and tax adjustments

Net income (loss) (GAAP)	$(1,142)	$20,477	$48,749	$19,335	$81,853
Excess and obsolete inventory charges	7,718	1,065	933	8,783	1,713
Restructuring charges	14,798	—	—	14,798	—
Intangible asset impairment charges	19,571	—	—	19,571	—
Tax effect on restructuring and other charges	(7,997)	(181)	(159)	(8,199)	(274)
Tax adjustments	(731)	(1,438)	(1,248)	(2,584)	(3,981)
Net income (Non-GAAP)	$32,217	$19,923	$48,275	$51,704	$79,311
Percentage of revenue (Non-GAAP)	19%	12%	24%	15%	21%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$(0.01)	$0.12	$0.28	$0.11	$0.47
Per share impact of non-GAAP adjustments identified above	0.19	(0.01)	—	0.18	(0.02)
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.18	$0.11	$0.28	$0.29	$0.45

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	175,403	175,602	175,448	175,499	175,528

Exhibit 3
COGNEX CORPORATION Balance Sheets (Unaudited) Dollars in thousands

	June 28, 2020	December 31, 2019
Assets
Cash and investments	$896,192	$845,353
Accounts receivable	111,671	103,447
Inventories	52,953	60,261
Property, plant, and equipment	83,936	89,443
Operating lease assets	25,819	17,522
Goodwill and intangible assets	259,773	282,935
Deferred tax assets	443,732	449,519
Other assets	60,788	37,455

Total assets	$1,934,864	$1,885,935

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$84,263	$70,065
Deferred revenue and customer deposits	46,738	14,432
Operating lease liabilities	28,836	17,973
Income taxes	67,169	93,009
Deferred tax liabilities	326,295	332,344
Other liabilities	5,085	2,402
Shareholders' equity	1,376,478	1,355,710

Total liabilities and shareholders' equity	$1,934,864	$1,885,935

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com